Form of Amended Schedule A to the Investment
Advisory Agreement to include JPMorgan Disciplined
High Yield ETF. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on September
9, 2016 (SEC Accession No. 0001193125-16-706478)

Form of Amended Schedule A to the Investment
Advisory Agreement to include JPMorgan Diversified
Alternatives ETF. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on June
14, 2016 (SEC Accession No. 0001193125-16-621353)

Form of Amended Schedule A to the Investment
Advisory Agreement to include JPMorgan Diversified
Return U.S. Mid Cap Equity ETF. Incorporated herein by reference to the Registrants Registration
Statement as filed with the Securities and Exchange
Commission on May 9, 2016 (SEC Accession No.
0001193125-16-583868)